                              AMENDED AND RESTATED

                          SECOND AMENDMENT AND CONSENT

                                       to

                                CREDIT AGREEMENT


     AMENDED AND RESTATED SECOND AMENDMENT AND CONSENT dated as of March 31, 1999 (this "Amendment") by and among PRECISE HOLDING CORPORATION, a Delaware corporation ("Parent"), PRECISE TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower party to the Credit Agreement referred to below (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (the "Lenders") and FLEET NATIONAL BANK ("Fleet"), as agent for the Lenders (the "Agent") and as Issuing Bank, to the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

     WHEREAS, Parent, the Borrower, each Subsidiary Guarantor, the Lenders and Fleet are parties to that certain Credit Agreement dated as of June 13, 1997 (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders made loans to, and established credit facilities for, the Borrower;

     WHEREAS, Parent, the Borrower, each Subsidiary Guarantor, the Lenders and Fleet are parties to that certain Second Amendment and Consent dated as of March 12, 1999 (the "Second Amendment"), which Second Amendment is superseded by this Amendment;

     WHEREAS, the Borrower wishes to form a domestic Subsidiary, Precise Canada, Inc., ("Precise Canada") to form a wholly-owned Canadian Subsidiary to acquire and hold 100% of the issued and outstanding capital stock (the "Accura Stock") of Accura Molding Company Ltd., a company incorporated under the laws of the Province of Ontario, Canada ("Accura") in the manner and on the terms and conditions set forth below;

     WHEREAS, the Borrower has requested that the Lenders consent to certain modifications and amendments to the Credit Agreement to permit, inter alia, (i) the formation of Precise Canada and the Acquisition Sub; (ii) the Accura Acquisition; and (iii) the Borrower to use loan proceeds of up to $5,000,000 for the Accura Acquisition;

     WHEREAS, subject, in each case, to the terms and conditions herein, the Lenders are willing to grant such consent and agree to such modifications and amendments;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

     1. Amendments to Credit Agreement.

     (a) Preliminary Statement. On and after the Amendment Effective Date (as hereinafter defined), the Preliminary Statement in the Credit Agreement is hereby amended by replacing it in its entirety with the following:

          "The Borrower has requested that the Lenders lend to the Borrower up to $30,000,000 in order to (i) effect the Refinancing Transactions, (ii) furnish certain working capital, (iii) fund the Permitted Acquisitions and certain general corporate requirements of the Borrower and its Subsidiaries, (iv) fund a portion of the Accura Acquisition and (v) to pay transaction fees and expenses in connection with the transactions contemplated hereby. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement."

     (b) Definitions. On and after the Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended by (i) adding the following new definitions in the appropriate alphabetical order:

          "Accura" means Accura Molding Company Ltd., a company incorporated under the laws of the Province of Ontario, Canada.

          "Accura Acquisition" means the acquisition by the Borrower through Precise Canada and the Acquisition Sub of 100% of the issued and outstanding capital stock of Accura in accordance with the terms and conditions of this Agreement and the Accura Acquisition Documents.

          "Accura Acquisition Agreement" means the Share Purchase Agreement entered into among Lori Hofing, John Hofing, Carey Brabant, Mark Brabant, 1293177 Ontario Limited and 1293178 Ontario Limited, as vendors, the Acquisition Sub, as purchaser, the Borrower, as guarantor, and Accura, in form and substance satisfactory to the Agent.

          "Accura Acquisition Closing Date" means the date of consummation of the Accura Acquisition.

          "Accura Acquisition Documents" means the Accura Acquisition Agreement and all other documents and instruments entered into or delivered in connection with the Accura Acquisition, each in form and substance satisfactory to the Agent.

          "Acquisition Sub" means 3027214 Nova Scotia Company, a Wholly-Owned Subsidiary of Precise Canada, and an unlimited liability company organized in the Province of Nova Scotia, Canada, for the sole purpose of acquiring and holding the capital stock of Accura.

          "Borrowing Base" on any date means the sum of (i) 85% of the value of the Eligible Receivables plus (ii) 50% of the value of the Eligible Inventory, provided, however, that no more than 50% of the Borrowing Base shall consist of Eligible Inventory, in each case set forth in the most recent Borrowing Base Certificate delivered to the Agent pursuant to the terms of this Agreement on or prior to such date.

          "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit K attached hereto, duly certified by the Chief Financial Officer of the Borrower.

          "Borrowing Base Deficiency" means, at any time, the failure of the Borrowing Base at such time to equal or exceed the sum of (i) the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances outstanding at such time plus (ii) the aggregate Available Amount under all Letters of Credit outstanding at such time.

          "Borrowing Base Inventory" of any Person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America, except as otherwise defined herein.

          "Determination Date" has the meaning specified in the definition of Pro Forma Basis.

          "Eligible Inventory" means any Borrowing Base Inventory owned by the Borrower or any Subsidiary Guarantor (minus any reserves requested by the Agent) free and clear of all Liens (other than Liens in favor of the Secured Parties securing the Secured Obligations) and satisfactory to the Agent in its sole discretion other than the following:

          (a) Borrowing Base Inventory consisting of "perishable agricultural commodities" within the meaning of the Perishable Agricultural Commodities Act of 1930, as amended, and the regulations thereunder, or on which a Lien has arisen or may arise in favor of agricultural producers under comparable state or local laws;

          (b) Borrowing Base Inventory located on leaseholds or in warehouses or with suppliers as to which no consent and agreement providing the Agent with the right to repossess such Inventory at any time and such other rights as may be acceptable to the Agent or for which a negotiable warehouse receipt has been issued but not delivered to the Agent;

          (c) Borrowing Base Inventory that is, consistent with past practices, obsolete, unusable or otherwise unavailable for sale;

          (d) Borrowing Base Inventory with respect to which any representation or warranty set forth in this Agreement or in the Security Agreement applicable to such Inventory is not true and correct in all material respects;

          (e) Borrowing Base Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale, including, but not limited to, the Fair Labor Standards Act, and Borrowing Base Inventory that is subject to the so-called "hot goods" provision contained in Title 29, Section 215(a)(1) of the Federal Bankruptcy Code;

          (f) Borrowing Base Inventory located outside the continental United States and Canada;

          (g) Borrowing Base Inventory that is not in the possession of or under the sole control of the Borrower or any Subsidiary Guarantor;

          (h) Borrowing Base Inventory consisting of work in progress;

          (i) Borrowing Base Inventory held for consumption by the Borrower or a Subsidiary of the Borrower and not for sale in the ordinary course of business, including, but not limited to, Borrowing Base Inventory consisting of promotional, marketing, packaging and shipping materials and supplies;

          (j) Borrowing Base Inventory subject to the bill-and-hold arrangement between Accura and Brita (Canada), Inc. or any affiliate of Brita (Canada), Inc. described in the proviso to subclause (k) of the definition of Eligible Receivables;

          (k) Borrowing Base Inventory consisting of specific molds prepared for special orders as determined by the Agent in its sole discretion; and

          (l) Borrowing Base Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first and only priority security interest and lien in favor of the Secured Parties securing the Secured Obligations and as to which no other Liens exist.

The value of such Eligible Inventory shall be its book value determined in accordance with the "first-in, first-out" method of accounting for inventory and in accordance with GAAP unless the Agent determines, in its sole discretion (taking into consideration, among other factors, cost and liquidation value), that such Eligible Inventory shall be valued at a lower value. Notwithstanding the foregoing, the Agent, in its sole and absolute discretion, may include such other items of Borrowing Base Inventory as Eligible Inventory as it shall deem appropriate from time to time.

          "Eligible Receivables" means only such Receivables owned by the Borrower or any Subsidiary Guarantor (minus any reserves requested by the Agent) as the Agent in its sole discretion shall from time to time elect to consider Eligible Receivables for purposes of this Agreement that are free and clear of all Liens (other than Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

          (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Borrower or any Subsidiary Guarantor;

          (b) Receivables on terms other than those normal or customary in the business of the Borrower or any Subsidiary Guarantor;

          (c) Receivables owing from any Person that is an employee, officer, director or other Affiliate of the Borrower;

          (d) Receivables more than 90 days past original invoice date or more than 60 days past the date due;

          (e) Receivables owing from any Person from which an aggregate amount of more than 35% of the Receivables owing from such Person is more than 60 days past due;

          (f) Receivables owing from any Person (i) that has disputed liability for any Receivable owing from such Person, but only to the extent of the amount in dispute or (ii) that has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise, but only to the extent of the amount of any such claim, demand or liability;

          (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

          (h) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower, unless such Person has waived any right of set-off in a writing in form acceptable to the Agent, or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower to discounts on future purchases therefrom;

          (i) Receivables with respect to which any representation or warranty set forth in this Agreement or in the Security Agreement applicable to Receivables is not true and correct in all material respects;

          (j) Receivables arising out of sales to account debtors outside the continental United States and Canada unless (i) acceptable to the Agent in its sole discretion and (ii) fully supported by an irrevocable letter of credit issued or confirmed by a commercial bank having a long-term unsecured debt rating of at least "A" (or the equivalent thereof) from S&P or "A2" (or the equivalent thereof) from Moody's and on terms acceptable to the Agent in its sole discretion;

          (k) Receivables arising out of sales on a bill-and-hold, guaranteed sale, installment sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back; provided, however, that, notwithstanding the foregoing, Eligible Receivables shall include Receivables arising out of sales by Accura of product to Brita (Canada) Inc. or any of its affiliates on a bill-and-hold (deferred shipment) basis so long as (i) the Collateral Agent shall have and maintain a valid and perfected first and only priority security interest and lien in favor of the Secured Parties in all such Receivables and (ii) such sales are on terms and conditions satisfactory to the Agent and are valid, legally enforceable obligations of Brita (Canada) Inc., unless the Agent determines, in its sole discretion, that such Receivables are not Eligible Receivables;

               (l) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States, any State thereof or of Canada or any Province thereof unless the Borrower has complied in a manner satisfactory to the Agent with the Federal Assignment of Claims Act of 1940, as amended, or any state, municipal or other governmental agency or instrumentality statute, rule, regulation or similar foreign legislation relating to the assignment of claims against such governmental authority with respect to the assignment of such Receivables and the Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

               (m) Receivables the full and timely payment of which the Agent in its reasonable judgment believes to be doubtful;

               (n) Receivables that arise from the retail sale of goods to a Person who is purchasing such goods primarily for personal, family or household purposes;

               (o) Receivables arising out of sales to account debtors located in any state that requires that the Borrower or any Subsidiary Guarantor, in order to sue any account debtor in such state's courts, either (i) qualify to do business in such state or (ii) file an annual or similar report with the taxation department of such state, unless, if the account debtor is located in any such state, the Borrower or Subsidiary Guarantor, as applicable, has either qualified as a foreign corporation authorized to transact business in such state, or has filed appropriate reports with the taxation division on a timely basis;

               (p) with respect to any Receivables in connection with which the Borrower has been issued a credit insurance policy, the Agent is not the beneficiary of such credit insurance policy; and

               (q) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, and blocked account letters, if any, does not or has ceased to create a valid and perfected first and only priority security interest and lien in favor of the Secured Parties securing the Secured Obligations and as to which no other Liens exist.

The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Agent determines, in its sole discretion, that such Eligible Receivables shall be valued at a lower value. Notwithstanding the foregoing, the Agent, in its sole and absolute discretion, may include such other Receivables as Eligible Receivables as it shall deem appropriate from time to time.

               "Parent Contribution" has the meaning specified in Section 5.02(d)(v)(f).

               "Parent Subordinated Debt" means unsecured Debt owing to Parent in the aggregate outstanding principal amount of $1,000,000 which is subordinated on terms satisfactory to the Agent to all Obligations hereunder and any other obligations secured pursuant to the Collateral Documents and evidenced by the Parent Subordinated Note, the express terms of which (i) shall provide that interest thereon shall not be paid in cash at any time and that such Debt shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring one year after the Final Maturity Date and (ii) shall include such covenants, defaults and remedies satisfactory to the Agent and the Required Lenders.

               "Parent Subordinated Note" means the unsecured subordinated promissory note issued by the Borrower in favor of Parent evidencing the Parent Subordinated Debt, in form and substance satisfactory to the Agent and the Required Lenders.

               "Precise Canada" means Precise Canada, Inc., a Wholly-Owned Subsidiary of the Borrower, incorporated in the State of Delaware, for the sole purpose of holding and pledging the capital stock of the Acquisition Sub.

               "Revolving Credit Availability" means, at any time (a) prior to September 30, 1999, the aggregate Unused Revolving Credit Commitment of all Lenders under the Revolving Credit Facility, and (b) on and after September 30, 1999, the lesser of (x) the aggregate Unused Revolving Credit Commitment of all Lenders under the Revolving Credit Facility and (y) the Borrowing Base (as determined based on the most recent Borrowing Base Certificate delivered to the Agent hereunder) less the sum of the aggregate principal amount of all Revolving Credit Advances then outstanding."; and

          (ii) amending the definition of "Funded Debt" by inserting the following at the end thereof:

               "; provided, however, that for purposes of Section 5.04, "Funded Debt" shall not include the Parent Subordinated Debt"; and

          (iii) amending the definition of "Subsidiary Guarantors" by deleting such definition in its entirety and inserting the following new definition in lieu thereof:

               "Subsidiary Guarantor" means (i) each Subsidiary of the Borrower (including, but not limited to, Accura, Precise Canada and Acquisition
          Sub), and (ii) each Person which shall have executed and delivered or become a party to a Subsidiary Guaranty hereunder."

          (c) Advances. On and after the Amendment Effective Date, Section 2.01
(a) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                    "SECTION 2.01. The Advances. (a) The Revolving Credit
               Advances. each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Final Maturity Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time after giving effect to any repayment of Letter of Credit Advances from proceeds of such Revolving Credit Advances, which Revolving Credit Advances shall, at the option of the Borrower, be Base Rate Advances or Eurodollar Rate Advances; provided, however, that no Lender shall have any obligation to make a Revolving Credit Advance pursuant to this Section 2.01(a) to the extent that (A) for any Revolving Credit Advance requested prior to September 30, 1999, based on calculations made by the Borrower on a pro forma basis after giving effect to such Advance, the Senior Leverage Ratio for the Borrower's most recently ended fiscal quarter for which financial statements are available immediately preceding the date of such Advance is greater than the ratio for such fiscal quarter in Section 5.04(a)(ii), and (B) on and after September 30, 1999, such Revolving Credit Advance would cause the aggregate amount of Revolving Credit Advances outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the lesser of (i) Revolving Credit Facility less the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding and (ii) the Borrowing Base less the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding. Each Borrowing of (x) Base Rate Advances shall be in an aggregate amount of $100,000 or any whole multiple thereof and (y) Eurodollar Rate Advances shall be in an aggregate amount of $300,000 or an integral multiple of

               $100,000 in excess thereof, (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a), subject to the terms and conditions hereof."

               (d) Mandatory Prepayments. On and after the Amendment Effective Date, (i) Section 2.06(b)(iii) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                    "(iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Availability. Each such prepayment shall be applied as set forth in Section 2.06(c)."; and

               (ii) Section 2.06(b)(iv) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                    "(iv) The Borrower, shall, on each Business Day, pay to the
               Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the lesser of (A) the Revolving Credit Facility less the sum of the aggregate principal amount of all Revolving Credit Advances then outstanding and (B) the Letter of Credit Facility and, on and after September 30, 1999, (C) the Borrowing Base (as determined based on the most recent Borrowing Base Certificate delivered to the Agent hereunder) less the sum of the aggregate principal amount of all Revolving Credit Advances then outstanding."

               (e) Use of Proceeds. On and after the Amendment Effective Date,
Section 2.14 of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                    "SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to (i) effect the Refinancing Transactions, (ii) furnish certain working capital, (iii) fund the Permitted Acquisitions and certain general corporate requirements of the Borrower and its Subsidiaries,
                    (iv) fund a portion of the Accura Acquisition (including transaction fees and expenses in connection therewith) in an amount not to exceed $5,000,000 at the closing thereof and (v) pay transaction fees and expenses in connection with the transactions contemplated hereby."

               (f) Conditions Precedent to Each Borrowing and Issuance. On and after the Amendment Effective Date, Section 3.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (a) thereof; (ii) adding the following new clauses after clause (a) thereof:

                    "(b) for each Revolving Credit Advance or issuance or
               renewal of any Letter of Credit on or after September 30, 1999, the Borrowing Base exceeds the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively;

                    (c) (A) for any Borrowing or issuance prior to September 30,
               1999, and based on calculations made by the Borrower on a Pro Forma Basis as if the incurrence of such Borrowing or issuance had occurred on the first day of the respective Calculation Period relating to such incurrence or issuance, no Default or Event of Default will exist under the financial covenants contained in Section 5.04, and the Agent shall have received a certificate of the Borrower dated as of the date of such Borrowing or issuance and in form satisfactory to the Agent, signed on the Borrower's behalf by its Chief Financial Officer, certifying compliance with, and containing the calculations required by, this Section 3.02(c), and (B) for any Borrowing or issuance on and after September 30, 1999, the Agent shall have received a Borrowing Base Certificate dated as of the last day of the most recently ended month in compliance with Section 5.03(t); and";

               and (iii) renaming clause (b) thereof as clause (d).

               (g) Liens. On and after the Amendment Effective Date, Section 5.02(a)(iv) of the Credit Agreement is hereby amended by adding the following after the words "Section 5.02(b)(ii)" in the second line thereof:

                    "and Section 5.02(b)(xii)".

               (h) Debt. On and after the Amendment Effective Date, Section 5.02
(b) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x) thereof; (ii) deleting the period at the end of clause (xi) thereof and inserting in lieu thereof the text "; "; and (iii) adding the following new clauses to the end thereof:

                    "(xii) Obligations of Accura under Capitalized Leases so
               long as the aggregate principal amount of such Obligations shall not exceed $2,000,000 at any time outstanding;

                    (xiii) Obligations in respect of the Parent Subordinated
               Debt to the extent permitted by Section 5.02(d)(v)(f); and

                    (xiv) Obligations of Parent in respect of the issuance by
               Parent of a series of preferred stock solely for the purpose of making the Parent Contribution to the extent permitted by Section 5.02(d)(v)(f).".

               (i) Purchases, Sales, Etc. of Assets. On and after the Amendment Effective Date, Section 5.02(d) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iii) thereof; (ii) deleting the period at the end of clause (iv) thereof and inserting in lieu thereof the text "; and"; and (iii) adding the following new clause to the end thereof:

                    "(v) the Borrower and/or Precise Canada and/or the
               Acquisition Sub may acquire Accura pursuant to the Accura Acquisition Documents; provided that (a) the proposed Accura Acquisition is consummated prior to May 15, 1999; (b) the stock being acquired directly or indirectly by the Borrower and/or Precise Canada and/or the Acquisition Sub pursuant to the Accura Acquisition shall be 100% of the issued and outstanding capital stock of Accura; (c) the total consideration for the Accura Acquisition to be paid at the closing thereof shall be no greater than Canadian $8,200,000 and the loan proceeds to be used by the Borrower for the Accura Acquisition (and for transaction fees and expenses in connection therewith) at the closing thereof shall not exceed $5,000,000; (d) the Collateral Agent for the benefit of the Secured Parties is able to obtain a first priority perfected security interest in and lien upon substantially all of the assets and properties of Accura, Precise Canada and the Acquisition Sub, stock certificates representing 65% of the capital stock of Accura and the Acquisition Sub and stock certificates representing 100% of the capital stock of Precise Canada, together, in each case, with undated stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Parties; (e) the terms and conditions of the Accura Acquisition Documents shall be in form and substance satisfactory to the Agent; (f) Parent shall have made a cash contribution to the Borrower in the form of equity and/or Parent Subordinated Debt in an aggregate amount of $1,000,000 (the "Parent Contribution"), evidenced, in the case of Parent Subordinated Debt, by the Parent Subordinated Note, the proceeds of which shall be used by the Borrower to consummate the Accura Acquisition; (g) the Parent Subordinated Note shall have been pledged and promptly delivered to the Collateral Agent on behalf of the Secured Parties pursuant to the Parent Pledge Agreement, as amended, and the Borrower and Parent shall have taken such further actions as shall be necessary, or in the opinion of the Agent desirable, to effect the foregoing; (h) all approvals, opinions, certificates, reports, instruments, statements and documents required to be delivered pursuant to this Agreement and to the Amended and Restated Second Amendment and Consent to Credit Agreement dated as of March 31, 1999, among Parent, the Borrower, each Subsidiary of the Borrower, the Lenders and the Agent shall have been timely delivered as required; and (i) no Default or Event of Default then exists or would result therefrom.

               Promptly following the consummation of the Accura Acquisition, the Borrower shall deliver to the Agent true, correct and complete copies, certified as such by the Chief Financial Officer of the Borrower, of all of the Accura Acquisition Documents. The consummation of the Accura Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including without limitation, Article V."

               (j) Investments in Other Persons. On and after the Amendment Effective Date, Section 5.02(e) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xii) thereof; (ii) deleting the period at the end of clause (xiii) thereof and inserting in lieu thereof the text "; and," and (iii) adding the following new clause to the end thereof:

                    "(xiv) the Borrower and/or Precise Canada and/or the
               Acquisition Sub may make Investments to consummate the Accura Acquisition to the extent permitted by Section 5.02(d)(v)."

               (k) Change in Nature of Business. On and after the Amendment Effective Date, Section 5.02(g) of the Credit Agreement is hereby amended by

               (i) adding the following language after the word "Subsidiaries" in line five thereof:

               "and the Parent Subordinated Note"; and

               (ii) adding the following to the end thereof:

               "Notwithstanding anything to the contrary contained in this Agreement, (i) Precise Canada will not engage in any business, will have no material assets other than its ownership interest in Acquisition Sub and will have no significant liabilities other than those in connection with this Agreement, the other Loan Documents and the Senior Subordinated Notes Guaranty and (ii) the Acquisition Sub will not engage in any business, will have no material assets other than its ownership interest in Accura and will have no significant liabilities other than those in connection with this Agreement, the other Loan Documents and the Senior Subordinated Notes Guaranty."

               (l) Reporting Requirements. On and after the Amendment Effective Date, Section 5.03 of the Credit Agreement is hereby amended by (i) deleting clause (ii) in each of Sections 5.03(b) and (c) in its entirety and inserting the following in lieu thereof:

                    "(ii) a schedule in form satisfactory to the Agent of the
               computations used by the Borrower in determining compliance with the covenants contained in Section 5.04 and";

               (ii) deleting clause (ii) in Section 5.03(d) in its entirety and inserting the following in lieu thereof:

                    "(ii) a schedule in form satisfactory to the Agent of the
               computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04,"; and

               (iii) renaming clause (t) of Section 5.03 as clause (u) and adding the following after clause (s) of Section 5.03:

                    "(t) Borrowing Base Certificate. As soon as available and in any event within ten (10) Business Days after the end of each month, commencing the month ended September 30, 1999, a Borrowing Base Certificate, as at the end of the month, certified by the Chief Financial Officer of the Borrower; provided, however, that in the event the Borrower requests an Advance prior to October 14, 1999 but after September 30, 1999, the Borrower shall deliver a Borrowing Base Certificate as of August 31, 1999 to the Agent as a condition precedent to such Advance."

               (m) Financial Covenants. On and after the Amendment Effective Date, Section 5.04 of the Credit Agreement is hereby amended by:

               (i) deleting Section 5.04(a)(i) in its entirety and inserting the following new Section 5.04(a)(i) in lieu thereof:

                    "(a) (i) Total Leverage Ratio. Maintain a Total Leverage
               Ratio for each period set forth below of not more than the amount set forth below for such period:

                           Fiscal Quarter Ending              Ratio
                           ---------------------              -----

                           03/31/1998                         6.70:1
                           06/30/1998                         6.70:1
                           09/30/1998                         6.25:1
                           12/31/1998                         5.65:1

                           03/31/1999                         5.40:1
                           06/30/1999                         5.15:1
                           09/30/1999                         4.65:1
                           12/31/1999                         4.35:1

                           03/31/2000                         4.05:1
                           06/30/2000                         4.05:1
                           09/30/2000                         4.05:1
                           12/31/2000                         3.35:1

                           03/31/2001                         3.35:1
                           06/30/2001                         3.35:1
                           09/30/2001                         3.35:1
                           12/31/2001                         3.00:1
                                  and thereafter"

               ; (ii) deleting Section 5.04(a)(ii) in its entirety and inserting the following new Section 5.04(a)(ii) in lieu thereof:

                    "(ii) Senior Leverage Ratio. Maintain a Senior Leverage
               Ratio for each period set forth below of not more than the amount set forth below for such period:

                           Fiscal Quarter Ending              Ratio
                           ---------------------              -----

                           09/30/1997                         1.80:1
                           12/31/1997                         1.80:1
                           03/31/1999                         1.30:1
                           06/30/1999                         1.10:1
                           09/30/1999                         1.10:1"

               ; (iii) deleting Section 5.04(b) in its entirety and inserting the following new Section 5.04(b) in lieu thereof:

                    "(b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge
               Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

                           Rolling Period Ending              Ratio
                           ---------------------              -----

                           09/30/1997                         1.05:1
                           12/31/1997                         1.05:1

                           03/31/1998                         1.00:1
                           06/30/1998                         1.00:1
                           09/30/1998                         1.00:1
                           12/31/1998                         1.05:1

                           03/31/1999                         1.10:1
                           06/30/1999                         1.15:1
                           09/30/1999                         1.20:1
                           12/31/1999                         1.35:1

                           03/31/2000                         1.40:1
                           06/30/2000                         1.40:1
                           09/30/2000                         1.40:1
                           12/31/2000                         1.50:1
                                  and thereafter"

               ; (iv) deleting Section 5.04(c) in its entirety and inserting the following new Section 5.04(c) in lieu thereof:

                    "(c) Interest Coverage Ratio. Maintain an Interest Coverage
               Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

                           Rolling Period Ending              Ratio
                           ---------------------              -----

                           09/30/1997                         1.60:1
                           12/31/1997                         1.60:1

                           03/31/1998                         1.45:1
                           06/30/1998                         1.45:1
                           09/30/1998                         1.45:1
                           12/31/1998                         1.60:1

                           03/31/1999                         1.70:1
                           06/30/1999                         1.80:1
                           09/30/1999                         1.90:1
                           12/31/1999                         2.05:1

                           03/31/2000                         2.20:1
                           06/30/2000                         2.20:1
                           09/30/2000                         2.20:1
                           12/31/2000                         2.60:1

                           03/31/2001                         2.60:1
                           06/30/2001                         2.60:1
                           09/30/2001                         2.60:1
                           12/31/2001                         3.00:1
                                    and thereafter"

               ; (v) deleting the amount of "$2,000,000" opposite the Fiscal Year 1999 in Section 5.04(e) of the Credit Agreement and inserting the amount of "$3,000,000" in lieu thereof and adding the following proviso to the end of
Section 5.04(e):

                    "; provided, however, that (i) with respect to Fiscal Year
               1999, the aggregate amount (without duplication) of all Capital Expenditures made by the Borrower and its Subsidiaries shall not exceed (x) $900,000 in the first fiscal quarter of 1999; (y) $1,800,000 in the first two fiscal quarters of 1999, and (z) $2,400,000 in the first three fiscal quarters of 1999 and (ii) upon the occurrence of a Default or Event of Default in any Fiscal Year, the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries in such Fiscal Year shall not exceed the greater of (x) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year to the date of such occurrence or (y) $2,000,000."

               ; and (vi) inserting the following clause at the end thereof:

                    "(f) Minimum EBITDA. As of any fiscal quarter end, maintain
               EBITDA calculated as of that date for the period of four consecutive fiscal quarters of the Borrower ending on or immediately prior to such date of not less than $14,500,000; provided, however, that for purposes of this Section 5.04(f), EBITDA will not include any earnings or income related to any non-domestic Subsidiary of the Borrower."

               (n) Events of Default. On and after the Amendment Effective Date,
Section 6.01 of the Credit Agreement is hereby amended by (i) inserting the term ",5.03(t)" after the term "5.02" referred to in Section 6.01(c) thereof; and
(ii) inserting "or" at the end of clause (n) thereof and adding the following as a new clause:

                    "(o) any Borrowing Base Deficiency shall occur on or after
               September 30, 1999;".

               2. Waiver and Consent. (a) The Agent and the Lenders waive compliance by the Borrower and the Acquisition Sub with the requirement of
Section 5.02(l) of the Credit Agreement for 100% of the capital stock of Accura and the Acquisition Sub to be pledged to the Collateral Agent pursuant to the Security Agreement and agree to the pledge by the Borrower of 65% of such capital stock.

               (b) The Agent and the Lenders hereby agree and consent to (i) the merger of the Acquisition Sub into Accura following the Accura Acquisition, with Accura as the surviving corporation, so long as no Default or Event of Default then exists or would result therefrom, and (ii) the incurrence by the Borrower of the Parent Subordinated Debt so long as such debt is evidenced by the Parent Subordinated Note and such note is pledged by Parent to the Collateral Agent for the benefit of the Secured Parties pursuant to the Parent Pledge Agreement, as amended, and immediately delivered to the Collateral Agent.

               (c) The Agent and the Lenders hereby waive compliance by Parent with the requirement of Section 5.02(h) of the Credit Agreement to not amend, modify or change its charter, certificate of incorporation or bylaws (or equivalent organizational documentation) for the purpose of permitting Parent to amend its certificate of incorporation solely to (i) remove the designation of 9 1/2% preferred stock currently referred to therein, (ii) add a designation of a series preferred stock with terms to be fixed by resolution of the Board of Directors of Parent and (iii) authorize one thousand (1,000) shares of such preferred stock, which amendment shall be in a form acceptable to the Agent and the Required Lenders.

               3. Conditions Precedent. (A) The obligation of the Lenders to execute and deliver this Amendment and to make any Advance after the Amendment Effective Date under the Credit Agreement as amended hereby is subject to the following:

               (a) this Amendment shall have been executed and delivered by an authorized officer of Parent, the Borrower and each other Loan Party;

               (b) the representations and warranties contained in each Loan Document are correct on and as of the Amendment Effective Date, before and after giving effect to this Amendment, such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties in all material respects that, by their terms, refer to a specific date other than the date of this Amendment, such Borrowing, in which case as of such specific date; and

               (c) no event shall have occurred and be continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

               (B) The obligation of the Lenders to make Advances to the Borrower after the Amendment Effective Date to fund the Accura Acquisition in accordance with the Credit Agreement as amended hereby is subject to the following (in addition to the conditions precedent set forth in Section 3(A) above):

               (a) the Lenders shall be satisfied that the assets and earnings of the Borrower immediately following the Accura Acquisition contemplated hereby will be sufficient to support the Obligations of the Borrower under the Credit Agreement, the Notes and the other Loan Documents and the timely amortization of all Debt and other Obligations of the Borrower;

               (b) the Accura Acquisition shall have been consummated in accordance with the terms of the Accura Acquisition Documents, without any waiver or amendment of any material term, provision or condition set forth therein not consented to by the Agent and the Required Lenders and in compliance with all applicable laws;

               (c) the Parent Contribution shall have been made, the proceeds of which shall be used to consummate the Accura Acquisition, and the Parent Subordinated Note shall have been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Parent Pledge Agreement, as amended; and

               (d) the Agent shall have received on or before the date of such Borrowing, each dated as of the Accura Acquisition Closing Date (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender and Agent and Agent's counsel and to the extent reasonably necessary to evidence the Borrowing to fund the Accura Acquisition, the addition of any Subsidiary Guarantor and to perfect the first priority security interest of the Secured Parties and Collateral Agent in the assets of the Borrower and its Subsidiaries, the documents required to be delivered pursuant to Section 3.03 of the Credit Agreement, including, without limitation:

                        (i) a supplement to the Credit Agreement duly executed by Accura, Precise Canada and the Acquisition Sub, together with amended schedules to the Credit Agreement;

                        (ii) a Security Agreement duly executed by Accura, Precise Canada and the Acquisition Sub in favor of the Secured Parties and an

                                Amendment to the Parent Pledge Agreement duly executed by Parent in favor of the Secured Parties, together with (A) appropriate executed UCC-1 financing statements and/or the Canadian equivalent and, if necessary, any amendments to existing UCC-1 financing statements, (B) certificates representing the Accura Stock and the capital stock of the Acquisition Sub and Precise Canada, accompanied, in each case, by undated stock powers executed in blank, and the Parent Subordinated Note, duly endorsed in blank, (C) duly executed copies in proper form, to be filed by Stikeman, Elliot or its local agent in the case of Accura and the Acquisition Sub, of all recordings and filings of or with respect to the Security Agreement and the Parent Pledge Agreement, as amended, that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby and (D) evidence of the insurance for Accura required by the terms of the Security Agreement;

                        (iii) an Intellectual Property Security Agreement duly executed by Accura, Precise Canada and the Acquisition Sub in favor of the Secured Parties;

                        (iv) a Guaranty duly executed by Accura, Precise Canada and the Acquisition Sub in favor of the Secured Parties;

                        (v) Phase I and Phase II Environmental Assessment Reports with respect to Accura, each dated reasonably near the date of such Borrowing, and the Borrower and/or Accura shall have obtained Environmental Permits necessary to operate the business of Accura and Accura shall maintain its operations in compliance with such permits;

                        (vi) a certificate of the Borrower, signed on its behalf by its Chief Financial Officer, certifying as to the compliance by the Borrower and its Subsidiaries (on a Consolidated basis) as of the fiscal quarter ended December 31, 1998 with the covenants set forth in Section 5.04 of the Credit Agreement;

                        (vii) certified copies of the resolutions of the Board of Directors (or comparable governing body) of the Borrower, Precise Canada, Accura and the Acquisition Sub (including, in the case of Accura and the Acquisition Sub, the shareholders) approving the Accura Acquisition, all other transactions contemplated thereby, the creation of the security interest in the stock of Precise Canada, Accura and the Acquisition Sub contemplated hereby, any transfer of such shares of capital stock to and by the Collateral Agent in the course of any enforcement proceedings, and all other transactions contemplated by this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Accura Acquisition and the Accura Acquisition Documents related thereto, this Amendment and the transactions contemplated hereby;

                        (viii) an officer's certificate for Precise Canada, Accura and the Acquisition Sub substantially in the form required by Section 3.01(g)(v) of the Credit Agreement;

                        (ix) certificate of status issued by the Ministry of Consumer and Commercial Relations (Ontario) for Accura dated on or reasonably near the date of such Borrowing;

                        (x) certificate of status issued by the Deputy Registrar of Joint Stock Companies (Nova Scotia) for Acquisition Sub, dated on or reasonably near the date of such Borrowing;

                        (xi) long form good standing certificate with certified documents issued by the Secretary of State of the State of Delaware dated on or reasonably near the date of such Borrowing, listing the charter of Precise Canada and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to each such charter on file in his office, (C) Precise Canada has paid all franchise taxes to the date of such certificate and (D) Precise Canada is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation;

                        (xii) a certificate, in substantially the form of Exhibit A attached hereto, attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, immediately after giving effect to the Accura Acquisition from the Chief Financial Officer of the Borrower;

                        (xiii) blocked account letters duly executed by the Borrower and its Subsidiaries;

                        (xiv) a favorable opinion of (A) Winston & Strawn, special counsel for the Borrower and its domestic Subsidiaries, (B) Stikeman, Elliot, special Canadian counsel to the Borrower, Precise Canada, Accura and the Acquisition Sub, and (C) if the Agent deems necessary, special tax counsel to the Borrower and its Subsidiaries, each opinion as to such matters as the Agent or its counsel may reasonably request, including without limitation the due authorization, execution and delivery of the Accura Acquisition Documents and this Amendment, the enforceability thereof, the perfection of the security interests granted pursuant to the

                                Collateral Documents and the subordination of the Parent Subordinated Debt;

                        (xv) a favorable opinion of Stewart McKelvey Stirling Scales, special Province of Nova Scotia, Canada counsel to the Borrower, Precise Canada, Accura and the Acquisition Sub, indicating that (i) there are no particular requirements of any laws of the Province of Nova Scotia concerning the form of a pledge of, or a stock power relating to, the shares of a company incorporated under the Companies Act (Nova Scotia), such as the Acquisition Sub, or the transfer of ownership of pledged shares in connection with the enforcement of a pledge (other than approval of such transfer by resolution of the directors or shareholders of the issuers of such shares),
                                (ii) the Pledge and Security Agreement is in a form sufficient under the laws of the Province of Nova Scotia to create a security interest in the shares to be pledged thereby (the "Pledged Shares") and to enable the Collateral Agent or the Lenders to realize on the Pledged Shares by becoming the owner of them or by transferring ownership of them to a third party without first becoming the owner, (iii) the stock power is a sufficient endorsement of the share certificates representing the Pledged Shares to allow for the registration of a transfer of the Pledged Shares on the records of the Acquisition Sub upon approval of such transfer by resolution of the directors or shareholders of the Acquisition Sub; and (iv) the pledge to the Collateral Agent for the benefit of the Lenders will not, in and of itself, result in any of the Collateral Agent or the Lenders being regarding as a member of Acquisition Sub or liable for its debts and liabilities; and with respect to any other matters as the Agent or its counsel may reasonably request, including without limitation the due authorization, execution and delivery of the Accura Acquisition Documents and this Amendment, the enforceability thereof, the perfection of the security interests granted pursuant to the Collateral Documents and the subordination of the Parent Subordinated Debt;

                        (xvi) a processor letter in substantially the form of Exhibit B attached hereto;

                        (xvii) true, correct and complete copies of the Accura Acquisition Documents certified as such by the Chief Financial Officer of the Borrower, together with a true, correct and complete copy of the existing contract between Accura and Brita (Canada) Inc.;

                        (xviii) audited financial statements of Accura as of
                                June 30, 1998 and unaudited financial statements of Accura as of December 31, 1998, in each case in compliance with GAAP;

                        (xix) such financial, business and other information regarding the Accura Acquisition as the Agent and the Required Lenders shall have reasonably requested, and, at the Borrower's expense, the Agent, or any agents or representatives thereof, may, if it deems necessary, visit and inspect the property and assets of Accura and the Agent shall be satisfied with the results of such visit and inspection; and

                        (xx) the Agent shall have received such other approvals, opinions, certificates, instruments or documents, including, but not limited to, such financing or continuation statements, and other filing documents as the Collateral Agent may deem necessary in order to perfect and preserve the pledge, assignment and security interest created under the Collateral Documents, and as any Lender through the Agent may reasonably request.

               4. Fees. The Borrower shall pay to the Agent for the ratable benefit of the Lenders on or prior to the Amendment Effective Date a fee (the "Amendment Fee") in an amount equal to 1/4 of 1% of the amount of the total Commitments together with all costs and expenses incurred by the Agent (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the preparation and execution of this Amendment.

               5. Representations and Warranties.

               In order to induce the Agent and the Lenders to enter into this Amendment, each of Parent and each Loan Party represents and warrants to the Agent and the Lenders as follows:

                        (i) that no Default exists under the Credit Agreement on the date hereof, both before and after giving effect to this Amendment;

                        (ii) repeats and reaffirms, on and as of the Amendment Effective Date, each of the representations, warranties and agreements contained in the Credit Agreement and each other Loan Document after giving effect to this Amendment;

                        (iii) the execution, delivery and performance by each of Parent and each Loan Party of this Amendment and the taking by it of all actions contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (x) Parent's or any Loan Party's charter or by-laws, or (y) any law or any material contractual restriction binding on or affecting Parent or any Loan Party;

                        (iv) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the each of Parent and each Loan Party of this Amendment or for the taking by it of any action contemplated hereby to be taken by it; and

                        (v) this Amendment constitutes the valid and binding obligations of each of Parent and each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally (regardless of whether enforcement is sought in equity or at law).

               6. Miscellaneous.

                    (a) (i) This Amendment shall become effective on the date (the "Amendment Effective Date") on which (A) Parent, the Borrower, each Subsidiary Guarantor, the Agent and the Lenders shall have signed a copy of this Amendment (whether the same or different counterpart) and the Borrower shall have delivered the same to the Agent (including by way of facsimile device), and
(B) the Borrower shall have paid the Amendment Fee and the other costs and expenses referred to in Section 4. This Amendment supersedes and terminates the Second Amendment.

                         (ii) Notwithstanding anything to the contrary contained
above, it is hereby understood and agreed by each Loan Party that the consent by the Agent and the Lenders herein to the Accura Acquisition is subject to all of the conditions contained in Section 3 being met to the satisfaction of the Agent and the Required Lenders.

                    (b) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    (c) Each of Parent and each Loan Party hereby irrevocably and unconditionally:

                        (i) submits for itself and its property in any legal action or proceeding relating to this Amendment, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                        (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Parent or such Loan Party at its address set forth in Section 8.02 of the Credit Agreement or at such other address of which the Agent has been notified pursuant thereto;

                        (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                        (v) WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPHS (i) THROUGH
                                (iv) OF THIS SECTION 6(c).

               (d) Each of Accura and the Acquisition Sub hereby irrevocably designates, appoints and empowers CT Corporation System, with offices at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding referred to in Section 6(c). If for any reason such designee, appointee and agent shall cease to be available to act as such, each of Accura and the Acquisition Sub agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this Amendment and the Credit Agreement.

               (e) This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               (f) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Except as otherwise provided herein, all terms and conditions of the Credit Agreement and every other Loan Document, respectively, and all obligations of Parent and each Loan Party and rights of the Agent and each Lender thereunder shall remain in full force and effect.

               (g) This Amendment amends the terms of the Credit Agreement and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Credit Agreement for any and all purposes. Any reference to the Credit Agreement, following the execution and delivery of this Amendment, shall be deemed a reference to such Credit Agreement as hereby amended.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

               IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

                                     PRECISE HOLDINGS CORPORATION


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:

                                     PRECISE TECHNOLOGY, INC.,
                                     as Borrower


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:


                                     PRECISE TECHNOLOGY OF DELAWARE,
                                     INC.


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:


                                     PRECISE TECHNOLOGY OF ILLINOIS, INC.


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:


                                     PRECISE TMP, INC.


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:


                                     PRECISE POLESTAR, INC.

                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:


                                     MASSIE TOOL, MOLD & DIE, INC.


                                     By /s/ William L. Remley
                                       -----------------------------------------
                                       Name:  William L. Remley
                                       Title:

                                     FLEET NATIONAL BANK, as Agent and as
                                     Issuing Bank


                                     By /s/ Howard J. Diamond
                                       -----------------------------------------
                                            Name:  Howard J. Diamond
                                            Title: Vice President


                                     LENDERS:
                                     -------

                                     FLEET NATIONAL BANK


                                     By /s/ Howard J. Diamond
                                       -----------------------------------------
                                       Name:  Howard J. Diamond
                                       Title: Vice President

                                     BANK AUSTRIA
                                     CREDITANSTALT
                                     CORPORATE FINANCE, INC.
                                     (as successor by assignment to
                                     Creditanstalt AG)


                                     By /s/ Clifford L. Wells
                                       -----------------------------------------
                                       Name:  Clifford L. Wells
                                       Title: Vice President


                                     By /s/ Maura K. Connor
                                       -----------------------------------------
                                       Name:  Maura K. Connor
                                       Title: Vice President